UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2010
CAPITAL TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 655-0220
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 24, 2010, Capital Trust, Inc. (the “Company”) held its 2010 annual meeting of stockholders (the “2010 Annual Meeting”). At the 2010 Annual Meeting, stockholders considered and voted upon the following proposals:
1.	The election of eight directors (identified in the table below) to serve until the Company’s next annual meeting of stockholders and until such directors’ successors are duly elected and qualify; and

2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
The following table sets forth the number of votes in favor, the number of votes withheld and the broker non-votes with respect to the election of directors:

Director	Votes in Favor	Votes Withheld	Broker Non-Votes
Samuel Zell	9,704,002	780,680	7,267,235
Thomas E. Dobrowski	9,741,217	743,465	7,267,235
Martin L. Edelman	9,445,877	1,038,805	7,267,235
Edward S. Hyman	9,709,269	775,413	7,267,235
Henry N. Nassau	9,743,167	741,515	7,267,235
Stephen D. Plavin	9,793,121	691,561	7,267,235
Joshua A. Polan	9,455,286	1,029,396	7,267,235
Lynne B. Sagalyn	9,476,496	1,008,186	7,267,235
The following table sets forth the number of votes in favor, the number of votes against and the number of abstentions with respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

Votes in Favor	Votes Against	Abstentions
17,604,794	63,295	83,828

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST, INC.
By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer

Date: June 25, 2010